KEELEY SMALL CAP VALUE FUND, INC.            EXHIBIT 16
                SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATIONS
                                  TOTAL RETURN



                 For the one year period ended September 30, 1997
            Total Return = (Ending Redeemable Value/Initial Value) -1
                              Total return = 46.65%
                          46.65% = (1,466.45/1,000) -1

        For the period from October 1, 1993 (commencement of operations)
                              to September 30, 1997
      Cumulative Total Return = (Ending Redeemable Value/Initial Value) -1
                              Total return = 113.36%
                         113.36% = (2,133.56/1,000) -1


                                                                 1/n
           Total Return = (Ending Redeemable Value/Initial Value)    -1
                              Total return = 11.60%
                                                 1/4
                        20.86% = (2,133.56/1,000)   -1